EXHIBIT 23.1

                          CONSENT OF HAROLD Y SPECTOR
                              INDEPENDENT AUDITOR


I consent to the use of my report dated March 2, 2000, on the consolidated financial statements of Eye Dynamics, Inc. and subsidiary, as of December 31, 1999 and 1998, included herein and to the reference made to me.

I consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of my name as it appears under the option "Experts".



/s/ Harold Y. Spector, CPA
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Harold Y Spector, CFA
Pasadena, California
April 14, 2000